Exhibit 10.15

1/22/2024

Richtech Robotics Inc.
4175 Cameron St Ste 1
Las Vegas, NV 89103

Re:	Financial Advisory

Dear Mr. Huang,

The Company hereby retains Revere and Revere hereby agrees to provide general financial advisory to the Company, and Revere accepts such retention on the terms and conditions set forth below. In connection with providing general financial advisory services to the Company, the Company and Revere agree as follows:

1)	The term of this agreement will be for a period of six (6) months starting on the effective date of this agreement letter with automatic renewal.

2)	As consideration for Revere’ general financial advisory services pursuant to this agreement, Revere shall be entitled to receive, and the Company agrees to pay Revere, $25,000 per month on an accrual basis for six (6) months commencing on the effective date of this agreement and when any future financing of $2,000,000 or more is successfully executed for the Company.

Confidentiality: During the Term and for six months thereafter, both Parties agree to treat all data, material and other information exchanged between the Parties as confidential. The Parties acknowledge that Revere may need to retain and disclose certain information relayed to it by the Company for the purposes and benefit of regulatory supervision or disclosure and may need to share such information with regulators as requested. Except as and to the extent required by law, neither Party will disclose or use, and will direct its representatives not to disclose or use, any information with respect to any data, materials, and other information exchanged during the Term of Engagement, without the express written consent of the other party.

Signature Page Follows

Revere Securities, LLC Member of FINRA	Add: 650 5th Ave, New York, NY 10019 Tel: (212) 688-2350

Yours truly,
Revere Securities, LLC

By:	/s/ Bill Moreno
Bill Moreno
Chief Executive Officer and Chairman
1/24/2024

Accepted and agreed as of the date first above written:

Richtech Robotics Inc.

By:	/s/ Zhenwu(Wayne) Huang
Zhenwu(Wayne) Huang
Chief Executive Officer and Director
1/23/2024

Accepted and agreed as of the date first above written: